UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2021

KINNATE BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
(Address of principal executive offices, including zip code)

(858) 299-4699
 (Registrant’s telephone number, including area code)

11975 El Camino Real, Suite 101
San Diego, CA 92130
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KNTE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 13, 2021, Kinnate Biopharma Inc. (the “Company”) issued a press release announcing the closing of a $35 million financing for the establishment of a joint venture, of which the Company is the majority shareholder.

In connection with the establishment of the joint venture, the Company entered into a collaboration and license agreement (the “License Agreement”) pursuant to which the Company will collaborate with the joint venture to develop and commercialize compounds from the Company’s RAF, FGFR and CDK12 programs, (the “Collaboration Products”) in Greater China. Pursuant to the License Agreement, the Company granted the joint venture an exclusive license under certain intellectual property controlled by the Company to develop, manufacture and commercialize the Collaboration Products in Greater China, subject to certain rights retained by the Company, and a non-exclusive license to manufacture the Collaboration Products outside Greater China solely for use and sale of the Collaboration Products within Greater China.

Each party has certain rights to terminate the License Agreement pursuant to customary termination arrangements. Upon termination of the License Agreement for any reason, all rights to the Collaboration Products will be returned to the Company to allow the Company (alone or in collaboration with a third party) to continue to pursue the development, manufacture and commercialization of the Collaboration Products in Greater China.

OrbiMed Asia Partners and another fund affiliated with OrbiMed Advisors LLC (“OrbiMed”) and a fund affiliated with Foresite Capital Management (“Foresite”) made investments in the joint venture on customary terms. Members of the Company’s management, and certain of the Company’s directors affiliated with OrbiMed and Foresite, will serve as members of the board of directors of the joint venture.

A copy of the Company’s press release relating to the joint venture and the License Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA INC.

Date: May 13, 2021	By:	/s/ Nima Farzan
Nima Farzan President and Chief Executive Officer